Exhibit 31.3
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Darrin J. Henke, President and Chief Executive Officer of Ranger Oil Corporation (the “Registrant”), certify that:

1.I have reviewed this Amendment No. 1 to Annual Report on Form 10K/A of the Registrant (this“Report”);

2.Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

Date: April 26, 2023

/s/ DARRIN J. HENKE
Darrin J. Henke
President and Chief Executive Officer

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Report. A signed original of this written statement required by Section 302 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.